Exhibit 10.1b
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FIRST AMENDMENT
     THIS FIRST AMENDMENT (the “Amendment”) is made and entered into effective as of February 22, 2008 (the “Effective Date”) by and between NORMANDY LEXINGTON ACQUISITION, LLC, a Delaware limited liability company (“Landlord”) and GOMEZ, INC., a Delaware corporation (“Tenant”). All capitalized terms not defined in this Amendment have the respective meaning as set forth in the Original Lease.
RECITALS
A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated as of December 11, 2006 (the “Original Lease”) by and between Landlord and Tenant. Pursuant to the Original Lease, Tenant currently leases certain premises located on the third floor of the “building 3” portion of the building located at 10 Maguire Road, Lexington, Massachusetts 02421 (the “Building”), which premises contain approximately 26,058 rentable square feet of office space (“Original Premises”).
B.	Tenant has requested that Landlord lease to Tenant an additional 10,751 rentable square feet on the first floor of the “building 4” portion of the Building, as more particularly shown on Exhibit A-1, attached hereto and incorporated herein (the “Expansion Premises”) and that the Original Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.
     NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	Expansion Premises.
1.01.	Commencing on the later to occur of (a) the date Landlord delivers possession of the Expansion Premises to Tenant in the condition set forth in Section 1.02 below and (b) March 1, 2008 (the “Expansion Premises Commencement Date”) and ending on July 31, 2009 (the “Expansion Premises Expiration Date”):
(a)	the Expansion Premises shall be added to the Original Premises, and together they shall constitute the “Premises” for all purposes under the Lease, and

(b)	the Rentable Square Footage of the Premises, as defined in Section 1.2 of the Original Lease, shall be deemed to be 36,809 rentable square feet. The Expansion Premises shall be leased to Tenant subject to all of the terms and conditions of the Original Lease, as amended by this Amendment.
The period commencing on the Expansion Premises Commencement Date and ending on Expansion Premises Expiration Date shall be referred to herein as the “Expansion Premises Term”.
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1.02.	Landlord shall deliver the Expansion Premises to Tenant vacant, broom clean and free of all personal property and debris, but otherwise in their “as-is” condition, and, except for Substantial Completion of the Landlord Work set forth in Section 1.03 below, the Expansion Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Expansion Premises, Tenant agrees that the Expansion Premises are in good order and satisfactory condition, except for Punch List items and latent defects. The foregoing notwithstanding, Landlord shall continue to be responsible for its maintenance and repair obligations set forth in Section 9.2 of the Original Lease. Landlord shall not be liable for a failure to deliver possession of the Expansion Premises or any other space due to the holdover or unlawful possession of such space by another party. As used herein, “Substantial Completion” shall mean that (i) a certificate of occupancy has been issued by the Town of Lexington, if required for occupancy, and (ii) all Landlord Work has substantially been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use and occupancy of the Expansion Premises.

1.03.	Any tenant improvement work to the Expansion Premises and/or the Building 4 ROFO Space (defined below) by Tenant shall be performed in accordance with the Tenant Work Letter attached hereto as Exhibit B and otherwise in compliance with the terms of the Lease (including without limitation Section 9.3 of the Original Lease), Notwithstanding the foregoing, prior to delivery of the Expansion Premises, Landlord shall, at Landlord’s sole cost and expense, construct a Building-standard men’s restroom, women’s restroom and kitchenette in the location shown on Exhibit A-1 using Building-standard construction methods, materials and finishes (the “Landlord Work”).
2.	Base Rent Additional Rent and Electrical Service for Expansion Premises.
2.01.	Commencing on the Expansion Premises Commencement Date and continuing through the end of the Expansion Premises Term:
(a)	Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in the Lease, monthly Base Rent for the Expansion Premises in the amount of $27,549.44 ($30.75/rsf) at the same time and manner as required for Base Rent under the Original Lease; provided, however, that Tenant’s monthly Base Rent for the Expansion Premises shall be abated for the first thirty (30) days of the Expansion Premises Term and Base Rent for any partial month shall be appropriately pro-rated;

(b)	Tenant’s Pro Rata Share with respect to the Expansion Premises shall be 3.77%;

(c)	the Base Year for Taxes with respect to the Expansion Premises shall be Fiscal Year 2008 (i.e., July 1, 2007 to June 30, 2008) and the Base Year
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for Expenses with respect to the Expansion Premises shall be Calendar Year 2008; and

(d)	Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses with respect to the Expansion Premises in accordance with Exhibit B of the Original Lease and at the same time and manner as required for Tenant’s Pro Rata Share of Taxes and Expenses with respect to the Original Premises as set forth in the Original Lease.
2.02.	Electricity shall be distributed to the Expansion Premises either by the electric utility company selected by Landlord to provide electricity service for the Building or, at Landlord’s option, by Landlord; and Landlord shall permit Landlord’s wires and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Expansion Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord’s charges as Additional Rent, which charges shall be based on meter readings from a submeter to the Expansion Premises. All electricity used during the performance of janitorial service, or the making of any alterations or repairs in or to the Expansion Premises, or the operation of any special air conditioning system serving the Expansion Premises, shall be paid by Tenant. Landlord reserves all rights with respect to electrical service to the Expansion Premises set forth in the Original Lease.
3.	Right of First Offer.
3.01.	Subject to the terms and conditions set forth below, Tenant shall have a one-time “Right of First Offer” to lease the entire 32,291 rentable square feet of the first (1st) floor of the section of the Building known as “building 4” (as more particularly shown on Exhibit C attached hereto, the “Building 4 ROFO Space”) for a term which shall be coterminous with the Term for the Original Premises then in effect at the Fair Market Rent (as defined in Section 3.04 below), provided, however, that (i) with respect to Building 4 ROFO Space A (defined below), the rent shall be no less than the fully escalated rent paid by Tenant in the Original Premises at the time of Tenant’s Acceptance Notice (defined below) and (ii) with respect to the entire Building 4 ROFO Space, Tenant shall have an improvement allowance in an amount not to exceed $484,365 ($15.00 per rsf) which may be applied to Tenant’s hard costs and design costs for Tenant’s initial fit-up of the Building 4 ROFO Space subject to the terms of Exhibit B hereof (the “ROFO Space Allowance”). Up to $96,873 ($3.00 per rsf) of the ROFO Space Allowance may be applied to telecommunications and data cabling. As used herein, “Building 4 ROFO Space A” shall mean that portion of the Building 4 ROFO Space that is the Expansion Premises (10,751 rsf), and “Building 4 ROFO Space B” shall mean the remaining portion of the Building 4 ROFO Space (21,540 rsf) which is currently subject to the Imprivata Lease (defined below). Any such Right of First Offer shall provide that Base Rent for Building 4 ROFO Space shall commence forty-five (45) days after delivery of possession of the Building 4 ROFO Space B to the Tenant; subject to the requirement that Tenant
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has submitted to the Landlord prior to the delivery of possession of the Building 4 ROFO Space plans for approval by Landlord of work to be performed by Tenant as contemplated by the terms of Exhibit B (the intent being that such delayed Base Rent commencement is to provide an opportunity to perform Tenant Improvements to the Building 4 ROFO Space).
3.02.	Tenant’s Right of First Offer for the Building 4 ROFO Space is (i) subject to the rights of the tenant under Landlord’s currently existing lease (21,540 rsf) with Imprivata, Inc. (the “Imprivata Lease”) in Building 4 ROFO Space B and (ii) contingent upon the tenant under the Imprivata Lease not exercising its right to extend the term of the Imprivata Lease. In the event Landlord receives written notice from the tenant under the Imprivata Lease on or before September 30, 2008 that it is exercising its right to extend, Tenant’s Right of First Offer with respect to the Building 4 ROFO Space shall be void and of no further force or effect.

3.03.	In the event Landlord does not receive written notice from the tenant under the Imprivata Lease on or before September 30, 2008 that it is exercising its right to extend, Landlord will notify Tenant in writing on or before October 7, 2008 (the “ROFO Notice”). The ROFO Notice shall specify Landlord’s estimate of the Fair Market Rent for such ROFO Space (as set forth in Section 3.01 above) and the date of availability of Building 4 ROFO Space B (the “Estimated Building 4 ROFO Space B Commencement Date”). Tenant will notify Landlord in writing (“Tenant’s Acceptance Notice”) within ten (10) business days of receipt of the ROFO Notice from Landlord if Tenant wishes to lease the Building 4 ROFO Space from Landlord on the terms and conditions so specified. If Tenant timely delivers Tenant’s Acceptance Notice, Landlord and Tenant shall execute an amendment to this Lease incorporating the Building 4 ROFO Space into the Premises upon the terms contained in the ROFO Notice within ten (10) business days of delivery of Tenant’s Acceptance Notice. If Tenant does not timely deliver Tenant’s Acceptance Notice, or fails to timely execute a lease agreement for the Building 4 ROFO Space (subject to determination of Fair Market Rent pursuant to Section 3.04 below), Tenant shall be deemed to have waived its rights with respect to the Building 4 ROFO Space and Landlord shall be entitled to lease all or any portion of the Building 4 ROFO Space to any third party or parties on such terms and conditions, including, without limitation, options to extend the term of such lease and/or expand the premises under such lease, and for such rent as Landlord determines, all in its sole discretion, and Tenant’s Right of First Offer with respect to the Building 4 ROFO Space shall be void and of no further force or effect. The terms of any such Building 4 ROFO shall provide that Rent shall commence for the Building 4 ROFO Space upon the earlier of (i) forty-five (45) days following Landlord’s delivery of the Building 4 ROFO Space to Tenant and (ii) Tenant’s occupancy of the Building 4 ROFO Space for business purposes.

3.04.	“Fair Market Rent” for the Building 4 ROFO Space shall mean, subject to Section 3.01 above, the anticipated rent for the Building 4 ROFO Space as of the commencement of the term of the Building 4 ROFO Space under market
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conditions then existing. No later than the one (1) month after Tenant’s Acceptance Notice, Landlord shall notify Tenant of Landlord’s estimate of the Fair Market Rent. No later than fifteen (15) days after such notification, Tenant may dispute Landlord’s estimate of Fair Market Rent upon written notice thereof to Landlord which written notice shall contain Tenant’s estimate of the Fair Market Rent. If Tenant disputes Landlord’s estimate of Fair Market Rent within such fifteen (15) day period, then the Fair Market Rent shall be determined by agreement between Landlord and Tenant during the next thirty (30) day period (the “Discussion Period”), but if Landlord and Tenant are unable to agree upon the Fair Market Rent during the Discussion Period, then the Fair Market Rent shall be determined by the determination of a board of three (3) M.A.I. appraisers as hereafter provided, each of whom shall have at least five (5) years experience in the Lexington office rental market and each of whom is hereinafter referred to as “appraiser”. Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser (the “Neutral Appraiser”) which Neutral Appraiser shall have no then-existing relationship with Landlord or Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers no later than fifteen (15) days after the expiration of the Discussion Period and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the Neutral Appraiser no later than fifteen (15) days after the end of the Discussion period and shall designate such appraiser by notice to Landlord and Tenant. The Neutral Appraiser shall then choose either the Landlord’s estimate of Fair Market Rent or the Tenant’s estimate of Fair Market Rent as the Fair Market Rent of the Building 4 ROFO Space and shall notify Landlord and Tenant of its determination no later than sixty (60) days after the end of the Discussion Period. The Fair Market Rent of the subject space determined in accordance with the provisions of this Section, further subject to the provisions of Section 3.01, shall be deemed binding and conclusive on Tenant and Landlord. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the “failing party”) the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose choice of either the Landlord’s or the Tenant’s estimate of Fair Market Rent shall be binding and conclusive upon Tenant and Landlord. All times set forth herein are of the essence.
3.05.	Notwithstanding any contrary provision of this Paragraph 3 or any other provision of the Lease, the Right of First Offer set forth herein and any exercise by Tenant of the Right of First Offer shall be void and of no effect unless on the date of Landlord’s receipt of the Tenant’s Acceptance Notice and on the commencement date of the amendment for the Building 4 ROFO Space (i) the Lease is in full
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force and effect and (ii) no Default of Tenant has occurred under the Lease which remains continuing and uncured after any applicable notice and opportunity to cure, and (iii) except for Permitted Transfers or sublets of less than twenty-five (25%) percent of the Premises, Tenant shall not have assigned the Lease, and there shall not be any sublease or subleases in effect as of the commencement of the term of the Building 4 ROFO Space.
3.06.	In the event the Building 4 ROFO Space becomes part of the Premises pursuant to this Section 3, Tenant’s exercise of its Extension Term pursuant to Paragraph A of Exhibit F of the Original Lease shall include the Building 4 ROFO Space.

3.07.	Landlord shall not be liable for a failure to deliver possession of Building 4 ROFO Space B on the Estimated Building 4 ROFO Space B Commencement Date due to the holdover or unlawful possession of such space by another party. If for any reason whatsoever, Landlord is unable to deliver possession of Building 4 ROFO Space B to Tenant on or prior to Estimated Building 4 ROFO Space B Commencement Date, then this Lease shall remain in full force and effect and the commencement date for Base Rent, Taxes and Expenses with respect to Building 4 ROFO Space B only shall automatically be adjusted forward on a day-for-day basis until the date on which Landlord delivers possession of Building 4 ROFO Space B to Tenant.
4.	Parking. Landlord and Tenant acknowledge that during the Expansion Premises Term Tenant shall continue to have non-reserved vehicle access to the parking lot located adjacent to the Building at a ratio of three and one-half (3.5) vehicle spaces per each one thousand (1,000) rentable square feet of the Premises subject to the terms and conditions set forth in the Original Lease, including without limitation Paragraph C of Exhibit F of the Original Lease.
5.	Miscellaneous.
5.01.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

5.02.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

5.03.	In the case of any inconsistency between the provisions of the Original Lease and this Amendment, the provisions of this Amendment shall govern and control.

5.04.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord
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shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
5.05.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

5.06.	Tenant represents that it has dealt directly with and only with the Broker (as defined in the Original Lease) as a broker in connection with this Amendment. Tenant shall indemnify and hold Landlord and the Landlord Related Parties (as defined in the Original Lease) harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant and the Tenant Related Parties (as defined in the Original Lease) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

5.07.	Landlord shall be solely responsible for payment of each of the broker fees from Tenant’s Broker and/or Landlord’s Broker upon terms established between the Landlord and the brokers.

5.08.	All times set forth herein are of the essence.

5.09.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

5.10.	The Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.
[signatures on following page]
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     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:		LANDLORD:

NORMANDY LEXINGTON ACQUISITION, LLC, a Delaware limited liability company

/s/ Laura Allen		By:	/s/ Raymond P. Trevisan

Name (print)	Laura Allen	Name:	Raymond P. Trevisan

		Title:	Vice President

Name (print)

WITNESS/ATTEST:		TENANT:

GOMEZ, INC., a Delaware corporation

/s/ Ellen Murphy		By:	/s/ R. Darer

Name (print)	Ellen Murphy	Name:	R. Darer

		Title:	VP and CFO

Name (print)			3/12/08

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EXHIBIT A-1
PLAN OF EXPANSION PREMISES
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Exhibit A - 1

NORMANDY
REAL ESTATE PARTNERS

LEXINGTON CORPORATE CENTER

RICHARDS BARRY JOYCE & PARTNERS, LLC

Approximate location of
Kitchenette
TENANT A
TENANT B
BUILDING COMMON

BUILDING 4
FIRST FLOOR PLAN - PROPOSED TENANT AREAS
10 MAGUIRE ROAD
LEXINGTON, MA
12 FEBRUARY 2007

cubellis
architects interior designers engineers
www.cubellis.com

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EXHIBIT B
TENANT WORK LETTER
This Exhibit is attached to and made a part of the First Amendment by and between NORMANDY LEXINGTON ACQUISITION, LLC, a Delaware limited liability company (“Landlord”) and GOMEZ, INC., a Delaware corporation (“Tenant”) for certain space in the Building located at 10 Maguire Road, Lexington, Massachusetts 02421.
1. General.
1.1 Purpose. This Tenant Work Letter sets forth the terms and conditions governing Tenant’s construction of tenant improvements to be installed in the Expansion Premises and the Building 4 ROFO Space to the extent same becomes a part of this Lease (the “Tenant Improvements”).
1.2 Construction Representatives. Prior to commencement of construction hereunder, each of Landlord and Tenant shall designate a representative (“Representative”) who shall act for Landlord and Tenant, as the case may be, in all matters regarding Tenant Improvements.
All inquiries, requests, instructions, authorizations or other communications with respect to the Tenant Improvements shall be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Authorizations made by Tenant’s Representative shall be binding and Tenant shall be responsible for all costs authorized by Tenant’s Representative. Either party may change its Representative at any time by written notice to the other party. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order approval or other matter relating to the Tenant Improvements until it has been executed by Tenant’s Representative,
2. Landlord Work; Labor Harmony. Tenant acknowledges and agrees that in the event any portion of the construction of the Tenant Improvements interferes with, or in the reasonable judgment of Landlord may interfere with, the construction of any work to be performed by Landlord in the Building during construction of the Tenant Improvements, in all such events the work performed by Landlord shall take priority. If at any time construction of the Tenant Improvements shall cause disharmony, interference or union disputes of any nature whatsoever, whether with contractors of the Landlord and/or other tenants or occupants of the Building, Landlord reserves the right, without any liability to Landlord whatsoever, to immediately halt such construction of the Tenant Improvements and/or bar any offending contractors and/or subcontractors from the Building until such disharmony, interference or union disputes may be resolved.
3. Design and Schedule.
3.1 Tenant plans for Tenant Improvements.
(a) Space Plan. Space Plan: The “Space Plan” as used herein shall mean a plan containing, among other things, a partition layout, door location and some furniture located in key spaces within the Premises.

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(b) Construction Drawings and Specifications. The “Construction Drawings and Specifications” as used herein shall mean the construction working drawings, the mechanical, electrical and other technical specifications, and the finishing details, including wall finishes and colors and technical and mechanical equipment installation, if any, all of which details the installation of the Tenant Improvements in the Expansion Premises. The Construction Drawings shall be signed by Tenant’s Representative and shall be delivered to Landlord for its review. The Construction Drawings and Specifications shall:
(i)	be compatible with the Building shell, and with the design, construction and equipment of the Building;

(ii)	comply with all applicable laws, codes and ordinances including the Americans With Disabilities Act, and the rules and regulations of all governmental authorities having jurisdiction;

(iii)	comply with all applicable insurance regulations and the requirements of the Board of Underwriters for a fire resistant Class A building;

(iv)	include locations of all Tenant Improvements including complete dimensions; and

(v)	indicate an overall materials specification and level of quality consistent with other new first-class office space construction in the Boston Metro-west area.
(c) Except as otherwise provided pursuant to Section 25 of the Original Lease, all Tenant Improvements which are permanently affixed to the Expansion Premises or the Building 4 ROFO Space, as applicable, or alter the operational systems of the Building shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Expansion Premises or the Building 4 ROFO Space, as applicable, at all times during the Term of the Lease.
3.2 Approvals by Landlord. The Space Plan and all Construction Drawings and Specifications for the Tenant Improvements (collectively, the “Tenant Plans”) shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of the portions of the Tenant Plans to the extent the Tenant Plans would impact the Building’s structure or systems, affect future marketability of the Premises or Building or would be visible from the common facilities or exterior of the Building. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall also be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed except as provided above for the Building structure, system or appearance impact. Any approval or preparation by Landlord, or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans or specifications which are prepared in connection with any construction in or about the Expansion Premises (including without limitation any change orders thereto) shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications or the construction to which they relate, for any use, purpose, or condition.

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4. Construction of Tenant Improvements. Following Landlord’s final approval of the Tenant Plans and Tenant obtaining permits, Tenant shall commence and diligently proceed with the construction of the Tenant Improvements. Tenant shall hire a contractor reasonably acceptable to Landlord to complete the Tenant Improvements and shall provide Landlord with a copy of the construction contract and all amendments thereto prior to commencement of construction. The Tenant Improvements shall be conducted with due diligence, in a good and workmanlike manner befitting a first class office building, and in accordance with the Tenant Plans and all applicable laws, codes, ordinances and rules and regulations of all governmental authorities having jurisdiction and shall be performed in compliance with the terms and conditions of the Lease including without limitation Section 3.5 of the Original Lease. Once Tenant Improvements are commenced, Tenant shall complete construction as soon as is practicable but consistent with the schedule provided to the Landlord in connection with its approval of the Tenant’s Plans. Expenses for electric service and other separately metered utilities during Tenant’s construction shall be the responsibility of Tenant.
Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any and all claims for personal or bodily injury and property damage that may arise from the performance of the Tenant Improvements, whether resulting from the negligence or willful misconduct of its general contractors, subcontractors or otherwise. Tenant and its contractors and subcontractors shall execute such additional documents as Landlord deems reasonably appropriate to evidence said indemnity.
Tenant shall not commence the Tenant Improvements until all items set forth in Section 9.3 of the Original Lease are provided to Landlord, including without limitation the evidence of insurance required therein, copies of all contracts and copies of all required governmental permits and approvals.
5. Change Orders. If Tenant requests any change or addition to or subtraction from the Tenant Improvements (“Change Order”) after Landlord’s approval of the final and complete Construction Drawings and Specifications for the Tenant Improvements, Landlord shall respond to Tenant’s request for consent as soon as reasonably possible, but in no event later than ten (10) business days after being made. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval for the Building structure, system or appearance as provided in Section 3.2 above. All costs incurred by Landlord in connection with such change orders shall by reimbursed by Tenant to Landlord, as additional rent, with fifteen (15) days of Tenant’s receipt of an invoice therefor.
6. Cooperation With Other Tenants. Tenant shall promptly remove from the common facilities any of Tenant’s or Tenant’s contractors’ or subcontractors’ equipment, materials, supplies or other property deposited in the common facilities during the construction of the Tenant Improvements. Further, Tenant shall at no time disrupt or allow disruption to any other existing tenant’s or Building occupant’s access to their premises or the Building, nor allow disruptions of mechanical, electrical, telephone and plumbing services. In addition, Tenant shall not interrupt or interfere with the normal business operations of any other tenant or occupant of the Building or adjacent buildings. To the extent construction of the Tenant Improvements does, or in the reasonable opinion of Landlord may, interrupt the normal business operations of any

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other tenant or occupant of the Building or adjacent buildings, such portion of the Tenant Improvement work shall be performed after normal business hours at such times as are directed by Landlord.
7. Inspection by Landlord; Construction Supervision. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times. Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord ‘s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute the Landlord’s approval of same. Tenant shall pay Landlord one of the following fees as applicable: (i) a fee of 2% of the contract price for the Tenant Improvements for construction oversight and supervision or (ii) a fee of 4% of the contract price for the Tenant Improvements if the Landlord undertakes to manage any Tenant Improvements to be made by the Tenant.
8. Completion of Tenant Improvements. Tenant shall notify Landlord in writing when the Tenant Improvements have been substantially completed. Landlord shall thereupon have the opportunity to inspect the Expansion Premises in order to determine if the Expansion Premises have been substantially completed in accordance with the Tenant Plans. If the Tenant Improvements have not been substantially completed in accordance with the Tenant Plans, Landlord shall immediately following inspection, provide Tenant with written notification of the items deemed incorrect or incomplete. Tenant shall forthwith proceed to correct the incorrect or incomplete items. Notwithstanding anything to the contrary, the Tenant Improvements shall not be considered suitable for review by Landlord until all designated or required governmental inspections, permits and certifications necessary for the Tenant Improvements, including, but not limited to a temporary or final certificate of occupancy, have been made, given and/or posted.
9. Tenant Improvement Allowance with Respect to Building 4 ROFO Space.
(a) In the event Tenant exercises its Right of First Offer with respect to the Building 4 ROFO Space and the Building 4 ROFO Space becomes a part of the Premises (and only in that event), Landlord shall reimburse Tenant for up to $484,365 (the “Improvement Allowance”) of the Costs of Tenant Improvements (as hereinafter defined) to the Building 4 ROFO Space. Tenant shall be solely responsible for the amount by which the Costs of Tenant Improvements exceeds the Improvement Allowance.
(b) Tenant acknowledges that any request for payment of the Improvement Allowance must be delivered to Landlord together with executed lien waivers, architect’s certificates, contractor’s statements and owner’s statements covering the work for which reimbursement is then being requested. Landlord shall make disbursements of the Improvement Allowance within thirty (30) days after the Landlord’s receipt of all required documentation, but in no event earlier than the date that Tenant takes possession of the entire Building 4 ROFO Space. Funds paid to Tenant from Landlord shall be deemed to be paid out of the Improvement Allowance until the full amount of the Improvement Allowance has been disbursed. Upon Tenant’s completion of Tenant Improvements and delivery to Landlord of final lien waivers (including as-built plans for the Tenant Improvement if requested by Landlord) and other evidence required by Landlord to confirm Tenant Improvements has been completed and fully paid for, Landlord shall, after written request from Tenant, disburse to Tenant any portion of the Improvement Allowance to which Tenant has satisfied the requirements for disbursement.

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“Costs of Tenant Improvements” shall mean, with respect to the Building 4 ROFO Space, the design and architectural costs to prepare the Tenant Plans for the Building 4 ROFO Space, costs of all labor and materials, costs for removal of all construction debris, general contractor’s fees and any permit or license fees necessary for completion of construction of Tenant Improvements in the Building 4 ROFO Space and shall include the construction management and supervisory fee described in Section 7 above, if applicable. Landlord shall be under no obligation to apply any portion of the Improvement Allowance for any purposes other than as provided in this Exhibit B for the Building 4 ROFO Space, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, supplier, workers or material men. Landlord shall be under no obligation to disburse any remaining portion of the Improvement Allowance if (i) Tenant is in Default under the Lease at the time of request of such disbursement or at the time such disbursement is due from Landlord or (ii) any disbursement request is received after the date that is nine (9) months from the commencement of the Lease with respect to the Building 4 ROFO Space B, and Tenant shall not thereafter be entitled to any such undisbursed portion of the Improvement Allowance.

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EXHIBIT C
BUILDING 4 ROFO SPACE

Exhibit C

NORMANDY
REAL ESTATE PARTNERS

LEXINGTON CORPORATE CENTER

RICHARDS BARRY JOYCE & PARTNERS, LLC

TENANT A
Building 4
ROFO SPACE A

TENANT A
TENANT B
BUILDING COMMON

BUILDING 4
FIRST FLOOR PLAN - PROPOSED TENANT AREAS
10 MAGUIRE ROAD
LEXINGTON, MA
12 FEBRUARY 2007

cubellis
architects interior designers engineers
www.cubellis.com

Exhibit C – Building 4

ROFO SPACE B

OFFICE
OPEN OFFICE
RECEPTION
CONF. RM.
SERVER
CORRIDOR
cubellis
A101